EXHIBIT 15

Accountant’s Acknowledgment

The Board of Directors and Shareholders
PepsiCo, Inc.:

We hereby acknowledge our awareness of the use of our report dated April 17, 2014 included within the Quarterly Report on Form 10-Q of PepsiCo, Inc. for the twelve weeks ended March 22, 2014, and incorporated by reference in the following Registration Statements and in the related Prospectuses:

Description, Registration Statement Number

Form S-3

•	PepsiCo Automatic Shelf Registration Statement, 333-177307

•	PepsiCo Automatic Shelf Registration Statement, 333-154314

•	PepsiAmericas, Inc. 2000 Stock Incentive Plan, 333-165176

•
PBG 2004 Long Term Incentive Plan, PBG 2002 Long Term Incentive Plan, PBG Long Term Incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan and PBG Stock Incentive Plan, 333-165177

Form S-8

•	The PepsiCo 401(k) Plan for Hourly Employees, 333-150868

•	The PepsiCo 401(k) Plan for Salaried Employees, 333-150867

•	PepsiCo, Inc. 2007 Long-Term Incentive Plan, 333-142811, 333-166740

•	PepsiCo, Inc. 2003 Long-Term Incentive Plan, 333-109509

•	PepsiCo SharePower Stock Option Plan, 33-35602, 33-29037, 33-42058, 33-51496, 33-54731, 33-66150 and 333-109513

•	Director Stock Plan, 33-22970 and 333-110030

•	1979 Incentive Plan and the 1987 Incentive Plan, 33-19539

•	1994 Long-Term Incentive Plan, 33-54733

•	PepsiCo, Inc. 1995 Stock Option Incentive Plan, 33-61731, 333-09363 and 333-109514

•	1979 Incentive Plan, 2-65410

•	PepsiCo, Inc. Long Term Savings Program, 2-82645, 33-51514 and 33-60965

•	PepsiCo 401(k) Plan, 333-89265

•
Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates and the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (Teamster Local Union #173), 333-65992

•	The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999 and The Quaker Oats Company Stock Option Plan for Outside Directors, 333-66632

•	The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees, 333-66634

•	The PepsiCo 401(k) Plan for Salaried Employees, 333-76196

•	The PepsiCo 401(k) Plan for Hourly Employees, 333-76204

•	The PepsiCo Share Award Plan, 333-87526

•	PBG 401(k) Savings Program, PBG 401(k) Program, PepsiAmericas, Inc. Salaried 401(k) Plan and PepsiAmericas, Inc. Hourly 401(k) Plan, 333-165106

•
PBG 2004 Long Term Incentive Plan, PBG 2002 Long Term Incentive Plan, PBG Long Term Incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan, PBG Directors’ Stock Plan, PBG Stock Incentive Plan and PepsiAmericas, Inc. 2000 Stock Incentive Plan, 333-165107

Pursuant to Rule 436 (c) under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP
New York, New York
April 17, 2014